UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

a21, INC.

(Name of Registrant as Specified In Its Charter)

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a21, INC.
7660 Centurion Parkway
Jacksonville, Florida 32256

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Notice is hereby given that on June 23, 2006, in lieu of a meeting of shareholders, the holders of 52.38% of our outstanding common stock adopted resolutions by written consent adopting and approving an Agreement and Plan of Merger pursuant to which we will change our state of incorporation from the State of Texas to the State of Delaware.

The terms of the Agreement and Plan of Merger are described in the attached Information Statement.

You are encouraged to carefully read the Information Statement, including the appendices, for further information regarding these actions. In accordance with Rule 14c-2, the approval of the action described herein will be deemed effective at a date that is 20 days after the date the Definitive Information Statement has been mailed or furnished to our shareholders. The Definitive Information Statement is first being mailed or furnished to shareholders on or about July ____, 2006.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

July ___ , 2006

INFORMATION STATEMENT

OF

a21, INC.
7660 Centurion Parkway
Jacksonville, Florida 32256

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
a21, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

This Information Statement is being mailed or furnished to the shareholders of a21, Inc., a Texas corporation (the “Company”), to notify the Company’s shareholders that, in lieu of a meeting of shareholders, the holders of 52.38% of our outstanding common stock (the “Common Stock”) adopted resolutions by written consent (the “Consenting Stockholders”) adopting and approving an Agreement and Plan of Merger pursuant to which we will change our state of incorporation from the State of Texas to the State of Delaware.

Since 52.38% of the Company’s common stock approved the proposals indicated above, all necessary corporate approvals in connection with the matters referred to herein have already been obtained and this Information Statement is being furnished to you for information purposes only as required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Definitive Information Statement is first being mailed or furnished to the shareholders of the Company on or about July ___, 2006. June 23, 2006 was the record date for the determination of shareholders entitled to receive the Information Statement.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTING SECURITIES

Pursuant to the Texas Business Corporation Act (“TBCA”), an action that may be taken at a meeting of shareholders may also be taken without a meeting if a consent setting forth the action taken has been signed by all the holders of the corporation’s shares entitled to vote on the matter, provided that a corporation’s Articles of Incorporation may provide that an action by written consent may be taken by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote are present and vote. The Company’s Articles of Incorporation do provide that the Company’s shareholders may take action by the written consent of holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote are present and vote. In addition, pursuant to the TBCA, the vote of shareholders required for approval of a plan of merger or exchange is the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company entitled to vote on the matter, unless any class or series of shares of the Company is entitled to vote as a class on the matter, in which event the vote required for approval by the shareholders of the Company is the affirmative vote of the holders of at least two-thirds of the outstanding shares within each class or series of shares entitled to vote on the matter as a class and at least two-thirds of the outstanding shares otherwise entitled to vote on the matter. The TBCA provides, however, that a corporation’s articles of incorporation may provide that the affirmative vote of the holders of a specified portion, but not less than a majority, of the shares (or of any class or series) entitled to vote on the plan of merger or exchange is the vote required, rather than two-thirds of the outstanding shares (or of any class or series) of the corporation, as otherwise required by the TBCA. The Company’s Articles of Incorporation do provide that the vote of shareholders required for approval of a plan of merger shall be the affirmative vote of the holders of a majority of the outstanding shares (or of any class or series) entitled to vote on the matter. Therefore, a majority of the shares of the Company’s common stock were required to execute the written consent for the action to be effective. As of June 20, 2006, there were 77,622,624 shares of Common Stock outstanding, of which 38,811,313 shares were required to execute the consent in order to pass the stockholder resolution approving the action described herein. Each holder of Common Stock is entitled to one vote for each share held by such holder. The Consenting Stockholders voted in favor of the actions described herein in a written consent, dated June 23, 2006, attached hereto as Appendix A. The Consenting Stockholders are collectively the record owners of 40,658,362 shares, which represents 52.38% of the issued and outstanding shares of the Company’s Common Stock. No consideration was paid for the consent. No shares of the Company’s preferred stock are currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of June 20, 2006 each person known by us to be (i) the beneficial owner of more than five percent of the Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class

Albert H. Pleus c/o a21, Inc. 7660 Centurion Parkway Jacksonville, Florida 32256	6,818,607	(2)	8.48%

Thomas V. Butta	2,160,950	(3)	2.76%

Thomas Costanza	41,250	(4)	0.05%

Susan Chiang	1,527,080	(5)	1.94%

Ardell D. Albers	170,000	(6)	0.22%

Luke A. Allen 711 Fifth Avenue New York, NY 10022	7,520,123	(7)	9.26%

Vincent C. Butta	1,335,500	(8)	1.71%

Philip N. Garfinkle	459,250	(9)	0.59%

C. Donald Wiggins	290,000	(10)	0.37%

Clonure Limited	4,479,721	(11)	5.77%

LCA Capital Partners I, Inc.
c/o Luke A. Allen
711 Fifth Avenue
New York, NY 10022	6,364,624	(12)	7.86%

Jonathan Gallen
Ahab Capital Management, Inc.
299 Park Avenue
New York, NY 10171	23,276,922	(13)	28.84%

StarVest Partners L.P.
750 Lexington Avenue
New York, NY 10022	17,115,385	(14)	20.81%

Morgan Stanley & Co., Inc.
1585 Broadway
New York, NY 10036	7,692,508	(15)	9.02%

All Directors and Executive Officers as a Group (9 Persons)	20,322,760	(2)-(10)	23.52%

(1)
Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date from which beneficial ownership is calculated. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2)
Includes: options to purchase 2,105,514 shares; 1,046,338 shares held by Whitney Holdings, Inc. and 533,334 shares held by Whitney Holdings Group LLC, which are controlled by Mr. Pleus; 133,334 shares held by the Albert Pleus Family Trust of which Mr. Pleus is trustee; and warrants held by Whitney Holdings, Inc. to purchase 633,420 shares. Excludes 2,996,524 shares and warrants to purchase 3,368,100 shares held by LCA Capital Partners I, Inc., in which Mr. Pleus is a minority shareholder and does not have either voting or investment power.

(3)	Includes 50,000 shares held by Mr. Butta’s immediate family and options and warrants to purchase 625,950 shares.

(4)	Consists of options to purchase 41,250 shares.

(5)
Includes options and warrants to purchase 242,436 shares and participating preferred shares of SuperStock, Inc., a subsidiary of a21, that are exchangeable into 926,331 shares. Also includes 7,464 common shares, warrants to purchase 1,140 shares and participating preferred shares of SuperStock, Inc., a subsidiary of a21, that are exchangeable into 60,591 shares, all held by Ms. Chiang’s immediate family.

(6)	Includes options to purchase 75,000 shares.

(7)	Includes options to purchase 140,000 shares and 2,996,524 shares and warrants to purchase 3,368,100 shares held by LCA Capital Partners I, Inc., which is controlled by Mr. Allen.

(8)	Includes options to purchase 250,000 shares.

(9)	Includes options or warrants to purchase 190,000 shares.

(10)	Includes options to purchase 120,000 shares.

(11)	John Bohill and Cathal Sheehy jointly make all decisions with respect to Clonure Limited.

(12)
Consists of 2,996,524 shares and warrants to purchase 3,368,100 shares held by LCA Capital Partners I, Inc. which is controlled by Mr. Allen. Excludes any shares beneficially owned by Mr. Allen individually.

(13)
Consists of 9,090,000 shares held by Ahab Partners, L.P.; 11,110,000 shares held by Ahab International Ltd.; 2,307,692 shares upon the conversion of $1.5 million of convertible secured notes held by Queequeg Partners, L.P.; and 769,230 shares upon the conversion of $.5 million of convertible secured notes held by Queequeg Ltd. Jonathan Gallen has the sole power to vote and direct the disposition of the shares held by Ahab Partners, L.P., Ahab International Ltd., Queequeg Partners, L.P. and Queequeg, Ltd.

(14)
Deborah Farrington, Jeanne Sullivan and Laura Sachar possess voting and dispositive power over the shares held by StarVest Partners, L.P. which include 4,615,385 shares upon the conversion of $3 million of convertible secured notes held by StarVest Partners, L.P.

(15)
Thomas Doster has the sole voting and dispositive power over the shares held by Morgan Stanley & Co., Inc. which consists of 7,692,308 shares upon the conversion of $5.0 million of convertible secured notes held by Morgan Stanley & Co., Inc.

ACTIONS BY THE BOARD OF DIRECTORS AND
THE CONSENTING SHAREHOLDERS

The Change in State of Organization from Texas to Delaware

On June 19, 2006, a21’s Board of Directors approved a merger agreement (the “Merger Agreement”) pursuant to which, among other things, the Company would merge with and into its wholly owned subsidiary, a21,Inc., a Delaware corporation (the “Reincorporation Merger”). A copy of the resolutions of the Board of Directors approving the terms of the Reincorporation Merger is attached as Appendix B. On June 23, 2006, the Company obtained the Consenting Stockholders’ approval of the terms of the Merger Agreement. A copy of the Consenting Stockholders’ written consent is attached as Appendix A.

General

The following discussion summarizes certain aspects of our proposed reincorporation into the State of Delaware. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the following:

- the Certificate of Incorporation and Bylaws of the merger subsidiary, which will become a21’s certificate of incorporation and by-laws upon filing of the certificate of merger with the Secretary of State of the States of Delaware and Texas after effectiveness of the consent of the shareholders, attached as Appendix C;

- the Agreement and Plan of Merger attached as Appendix D; and

- the Comparison of Texas and Delaware Corporation Law attached as Appendix E.

Copies of our current Articles of Incorporation and Bylaws are available for inspection at our principal executive offices and copies will be sent to shareholders, without charge, upon oral or written request directed to our corporate secretary.

Principal Features of the Reincorporation

The reincorporation will be effected by the merger of the Company with and into the merger subsidiary, a21, Inc., a Delaware corporation, which has been incorporated in Delaware solely for the merger. The merger subsidiary will be the surviving corporation. The separate existence of the Company will cease as a result of the merger.

Upon completion of the merger, each of the Company’s outstanding shares of Common Stock will be converted into one share of common stock of the surviving corporation, with each share having rights, privileges, qualifications, limitations and restrictions equivalent to the rights, privileges, qualifications, limitations and restrictions as they currently have. The Company’s existing shareholders will automatically become stockholders of the surviving corporation. The Company’s stock certificates will represent the same number of the surviving corporation’s shares as were represented by the stock certificates prior to the merger.

Our reincorporation in Delaware will not result in any change to our business operations or the location of our principal executive offices. The financial condition and results of operations of the surviving corporation immediately after the consummation of the merger will be identical to the Company’s immediately prior to the consummation of the merger. In addition, at the effective time of the merger, the board of directors of the surviving corporation will consist of those persons who were the Company’s directors immediately prior to the merger and individuals serving as executive officers of the Company immediately prior to the merger will continue to serve as executive officers of the surviving corporation after the merger.

Corporate Name and Trading Symbol

Following the merger, we will retain our corporate name "a21, Inc.". Accordingly, we expect our shares are expected to continue to trade on the OTC Bulletin Board under the symbol "ATWO."

Principal Reasons for the Reincorporation

As the Company grows, the Board of Directors believes that it is important for the Company to be able to rely on well-established principles of corporate governance in making legal and business decisions and the Delaware corporate law is well established and understood.

The State of Delaware has adopted comprehensive, modern and flexible corporate laws that are frequently updated and revised to meet changing business needs. Because of Delaware's prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed with respect to corporations incorporated in Delaware. We believe that reincorporating in Delaware should enable us to better predict the legal consequences of our business decisions.

In addition, the Company believes that reincorporation under Delaware law will enhance our ability to attract and retain qualified independent directors because the law of Delaware offers greater certainty and stability from the perspective of those who serve as corporate directors. To date, we have not experienced difficulty in attracting or retaining directors. However, we believe that the better understood, and comparatively more stable, corporate environment afforded by Delaware will enable us to maintain and improve our ability to attract capable and experienced individuals to our Board of Directors.

Possible Disadvantages of Reincorporation

There are a number of substantive differences between the Delaware General Corporation Law (“DGCL”) and the TBCA, and in some circumstances, stockholder rights might be more restricted under the DGCL. For example, unlike the TBCA, the DGCL does not require that stockholders are entitled to call a special meeting, and, accordingly, the surviving corporation’s certificate of incorporation and by-laws do not enable stockholders to call special meetings. For information regarding this and other material differences between the TBCA and the DGCL and the respective charter and bylaws of the Company and the surviving corporation, please read Appendix E . We believe that the advantages of the reincorporation to the Company and its shareholders outweigh its possible disadvantages.

SHAREHOLDERS ARE STRONGLY URGED TO READ THE SUMMARY OF CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE TBCA AND THE DGCL RELATING TO THE RIGHTS AND INTERESTS OF SHAREHOLDERS SET FORTH IN APPENDIX E.

Effective Date of Merger

The Company anticipates that the reincorporation will become effective at the earliest practicable date, but at least 20 days after this Information Statement has been sent to shareholders.

Federal Income Tax Consequences Of The Reincorporation

We believe that, for Federal income tax purposes, no gain or loss will be recognized by the holders of Common Stock of the Company as a result of the consummation of the reincorporation and no gain or loss will be recognized by the Company or the surviving corporation. Each holder of Common Stock of the Company will have the same tax basis in the common stock of the surviving corporation received pursuant to the reincorporation as such shareholder had in the Common Stock of the Company held immediately prior to the reincorporation, and the shareholder's holding period with respect to the common stock or of the surviving corporation will include the period during which such shareholder held the corresponding Common Stock of the Company, so long as such Common Stock was held as a capital asset at the time of consummation of the reincorporation.

ALTHOUGH IT IS NOT ANTICIPATED THAT STATE OR LOCAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WILL VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION UNDER STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

We also believe that the surviving corporation will succeed without adjustment to the federal tax attributes of the Company.

Exchange of Stock Certificates

The reincorporation will not affect the validity of the currently outstanding stock certificates. Consequently, it will not be necessary for shareholders to exchange their stock certificates for stock certificates of the surviving corporation.

Effect on Option and Other Employee Benefit Plans

Our option plans will be continued by the surviving corporations and each option with respect to Company shares granted pursuant to such plans will automatically convert into an option with respect to the same number of shares of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the plans. Other employee benefit plans and arrangements will be continued by the surviving corporation upon the terms and subject to the conditions currently in effect. The reincorporation merger will not result in the acceleration of benefits under any of the Company's option or benefit plans.

Increase in Authorized Capitalization

The Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the authorized capitalization in connection with the merger. Accordingly, the certificate of incorporation of the merger subsidiary provides for an authorized capitalization of 200,000,000 shares of common stock and 100,000 shares of preferred stock. The Company's current authorized capitalization consists of 100,000,000 shares of Common Stock and 100,000 shares of preferred stock.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the number of authorized but unissued shares of common stock (i) to permit the purchasers of the Company’s convertible debt to exercise their convertible debt into shares of the common stock of the surviving corporation (ii) to permit the Company to issue shares of common stock of the surviving corporation to the selling stockholders of ArtSelect, Inc., a company that the Company recently acquired, and to permit such stockholders to exercise warrants for common stock granted to them in connection with that merger and (iii) to make additional shares available to meet the surviving corporation's future business needs as they arise. As of June 20, 2006, 77,622,624 shares of Common Stock were issued and outstanding. In addition, the Company has reserved approximately 9,000,000 shares of Common Stock for issuance pursuant to the Company's equity compensation plans, pursuant to options and warrants. No shares of the Company’s preferred stock were outstanding.

Convertible Debt Financing

On April 27, 2006, the Company and SuperStock, Inc., a Florida corporation and subsidiary of the Company, entered into a Securities Purchase Agreement with the purchasers listed on Exhibit A thereto (the “Purchase Agreement”), pursuant to which the Company and SuperStock jointly issued $15,500,000 of 5% Senior Secured Convertible Notes (the “Senior Notes”) in consideration for which the Companies received $10,978,964 in cash, after payments to retire warrants to purchase 637,500 shares of the Company’s common stock, the repayment of certain outstanding debt in the aggregate amount of $4,206,123 (principal and interest and of which $722,326 was off balance sheet) and the payment of a finders fee of $100,000 to Axiom Capital Management in connection with the issuance of one of the Senior Notes.

The Senior Notes are secured by substantially all of the assets of the Company and SuperStock (except as described below under “Acquisition of ArtSelect”) and, after the Company increases the number of shares of its authorized common stock (which will be accomplished through the merger of which this Information Statement relates), will be convertible into the Company’s common stock at a minimum conversion price of $0.65 per share, subject to adjustment as provided in the Senior Notes. In addition, the conversion price of the Senior Notes may be adjusted based on a weighted average anti-dilution formula in the event of issuances of the Company’s common stock at a price per share below $0.65, provided that the conversion price may not be reduced below $0.50 pursuant to such anti-dilution provisions. The interest on the Senior Notes is payable quarterly in arrears, and the principal will be due and payable on March 31, 2011. If the 45 day volume weighted average price of the Company’s common stock equals or exceeds $1 per share, the Senior Notes will automatically be converted into the Company’s common stock under certain conditions.

The Senior Notes include customary events of default, including the failure of the Company or SuperStock to pay any principal or interest when due, the breach of any covenant or term or condition of the Senior Notes, the breach of any representation or warranty in the Purchase Agreement, Senior Notes or other documents executed in connection with the transactions contemplated thereby, defaults in the performance of any other indebtedness of greater than $500,000, the insolvency or bankruptcy of the Company or SuperStock and the SEC issuing a stop trade order or suspension of trading relating to the Company’s common stock. Upon the occurrence of an event of default, each Senior Note will become due and payable, either upon notice from the agent for the holders of Senior Notes at the direction of the holders of a majority of the outstanding principal amount of the Senior Notes or automatically, depending on the particular event of default.

Pursuant to the terms of the Purchase Agreement, for so long as StarVest Partners, LP beneficially owns at least 8,000,000 shares of the Company’s common stock, the Company must nominate StarVest’s designee for a position on the Company’s Board of Directors. In addition, for so long as at least 40% of the aggregate principal amount of the Senior Notes are outstanding, the Company may not, without the prior written consent of the agent, engage in certain activities or transactions, including, but not limited to, declaring dividends, liquidating, dissolving, effecting a reorganization or change of control, or incurring certain indebtedness. The Purchase Agreement also provides that the purchasers have a pro-rata right to provide up to 25% of the amount of any additional financing the amount of which will be in excess of $2,000,000.

The Company also entered into a Registration Rights Agreement dated April 27, 2006, between the Company and the agent for the Senior Note holders, on its own behalf and on behalf of the holders of the holders of Senior Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if the SEC has not declared effective a registration statement relating to the resale of the shares of the Company’s common stock that the Senior Notes are convertible into by January 22, 2007, the Company will be obligated to pay the holder of the Senior Notes liquidated damages as provided in the Registration Rights Agreement.

Acquisition of ArtSelect

On May 16, 2006, AE Acquisition Corp., a wholly owned subsidiary of the Company, merged with and into ArtSelect, Inc. ArtSelect became a wholly owned subsidiary of the Company pursuant to the merger. ArtSelect supplies home and office framed and unframed wall décor to retailers, catalogers, membership organizations and consumers through both online and traditional retail and wholesale distribution channels. The Company intends to continue to use ArtSelect's assets to continue the Business.

In consideration for merger, the shareholders of ArtSelect received an aggregate of $4,500,000 of cash, $2,350,000 in secured notes (the “ArtSelect Notes”) and $3,150,000 of Series A Preferred Stock (the “Preferred Stock”).

The ArtSelect Notes bear interest at 6% per year and mature on the earlier to occur of a change of control (as set forth in the Notes) and May 15, 2009. The first year of interest on the principal balance of the ArtSelect Notes will be accrued and added to the principal thereof. After the first year, interest will be payable quarterly, in arrears. The ArtSelect Notes are secured by substantially all the assets of ArtSelect (provided that, with respect to up to $3,000,000 of the assets of ArtSelect, the ArtSelect Notes are junior to certain previously issued secured convertible notes).

The Preferred Stock has certain liquidation preferences and, pursuant to an exchange agreement entered into with each of the holders of Preferred Stock (the “Exchange Agreement”), after the Company increases the number of its authorized shares of common stock, is exchangeable for the Company’s common stock at a minimum price per share of $0.75, subject to adjustment pursuant to weighted average anti-dilution provisions contained in the transaction documents. On May 16, 2006, the holders of Preferred Stock exchanged all of the Preferred Stock for an aggregate of 4,200,000 shares of the Company’s common stock at a per share price of $0.75 (the “Exchange Stock”). Pursuant to the terms of the Exchange Agreement, the Exchange Stock will not be issued by the Company until it increases the number of authorized shares of its common stock to accommodate such exchange.

The shareholders of ArtSelect also received warrants to purchase 750,000 shares of the Company’s common stock at $1.00 per share (the “Warrants”), exercisable for common stock only after the Company increases its authorized shares of common stock. The Warrants expire four years from the closing date of the merger.

Other reasons for the increase in authorized shares of common stock

In addition to compensating the stockholders of ArtSelect in connection with the merger, among other things, the proposed increase in the surviving company's authorized capitalization will make shares available for future activities that are consistent with the surviving corporation's business strategy, including, without limitation, the following:

- the acquisition of or investment in complementary businesses;

- the continued provision of equity incentives to employees, officers and directors under the surviving corporation's equity compensation plans;

- the conversion of the surviving corporation's convertible securities; and

- the completion of financings.

The Company is currently in discussions with potential acquisition candidates. Although the Company has not yet entered into any binding agreements, if such transactions are approved, shares of common stock or securities convertible into common stock of the surviving corporation may be issued as at least partial consideration for the acquisition. In addition, depending on its need for additional capital and its view of the capital markets, the surviving corporation may issue some portion of the additional authorized shares of common stock or securities convertible into common stock for cash. Furthermore, in accordance with its business strategy, the surviving corporation may make future acquisitions and may use its common stock or securities convertible into common stock in such acquisitions if appropriate opportunities arise.

If the shareholders approve the merger, the Board of Directors may cause the issuance of the additional shares of common stock without further vote of the surviving corporation's stockholders, except as provided under the surviving corporation's certificate of incorporation, the DGCL, the rules of any securities exchange on which the shares of common stock may at such time be listed or any other applicable laws, rules or regulations. Subject to the differences between the TBCA and the DGCL and the charter and bylaws of the Company and the surviving corporation set forth in Appendix E to this Information Statement, the additional shares of common stock would be identical to the shares of Common Stock now authorized. Holders of Common Stock do not have preemptive or similar rights, which means that current holders of Common Stock do not have a prior right to purchase any new issue of common stock by the surviving corporation to maintain their respective percentage ownership thereof. The issuance of additional shares of common stock by the surviving corporation would decrease the proportionate ownership interest of the current holders of Common Stock and, depending upon the price paid for such additional shares, could result in dilution to such holders. The additional shares of common stock could be used for purposes that might be deemed to be in defense of a potential takeover threat. Such shares could be sold to purchasers who might side with the board of directors in opposing a takeover bid that the board of directors determines not to be in the best interests of the surviving corporation and its stockholders. The issuance of new shares could discourage persons seeking to gain control of the surviving corporation in other ways as well.

The foregoing terms were approved by the Board of Directors of the Company and the Consenting Stockholders.

Effective Date

Under applicable federal securities laws, the Consenting Stockholder’s authorization of the reincorporation cannot be effective until at least 20 calendar days after the Definitive Information Statement is distributed to the Company’s shareholders.

Dissenters’ Right of Appraisal

The TBCA gives each of the Company’s shareholders the right to object to the merger and to demand payment of the fair value of his shares calculated as of the day the written consent, excluding any appreciation or depreciation in anticipation of the merger.

The surviving corporation must, within 10 days after the date the merger is effected, mail to each shareholder notice of the fact and date of the merger and that the shareholder may exercise his right to dissent from the action. The notice must be accompanied by a copy of Article 5.12 of the TBCA and any articles or documents filed by the Company with the Secretary of State to effect the merger. If the shareholder has not have consented to the merger, the shareholder may, within 20 days after the mailing of the notice, make written demand on the surviving corporation for payment of the fair value of the shareholder’s shares. The demand must state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 20 day period loses the right to receive the fair market value of her or his shares.

Within 20 days after receipt by the surviving corporation of a demand, the surviving corporation must send to the dissenting shareholder a written notice that the surviving corporation will, within 90 days after the date the merger is effected, either: (i) pay the amount claimed upon the surrender of the duly endorsed certificates; or (ii) pay some other amount as the fair value, if, within 60 days after the date the merger was effected, the dissenting shareholder notifies the Company the shareholder will accept that amount in exchange for surrender of the shareholder’s duly endorsed certificates. If the surviving corporation and the dissenting shareholder agree upon the fair value, that value will be paid and the dissenting shareholder will cease to have any interest in the shares or the surviving corporation. If agreement as to the fair value cannot be reached, either the dissenting shareholder or the surviving corporation may, within the time limits prescribed by Article 5.12 of the TBCA, file a petition in a court of competent jurisdiction in Travis County, Texas, asking for a finding and determination of the fair value of the shares. Court costs will be allocated between the parties in such manner as the court determines to be fair and equitable.

Articles 5.11, 5.12 and 5.13 of the TBCA are reproduced in full as Appendix F.

SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at: a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256, Attn: Thomas Costanza, Chief Financial Officer, or by contacting the Company via telephone at (904) 565-0066. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-KSB, 10-QSB and 8-K with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company’s reports, proxy and information statements and other information regarding the Company may be obtained free of charge.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” previously filed documents that the Company is including with this Information Statement, which means that we can disclose important information to you about us by referring you to those documents, as long as we are providing those documents to you together with this information statement. The information incorporated by reference is considered to be part of this Information Statement. The Company incorporates by reference the documents listed below, a copy of each of which is included with this Information Statement:

(1)	The Company’s Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005;

(2)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

(3)	The Company’s Current Report on Form 8-K dated May 15, 2006; and

(4)	The Company’s Amended Current Report on Form 8-K/A dated May 15, 2006.

By Order of the Board of Directors

July ____, 2006

Appendix A

WRITTEN CONSENT OF THE
STOCKHOLDERS OF
a21, INC.

The undersigned, constituting the holders of at least a majority of the outstanding capital stock of a21, Inc., a Texas corporation (the “Company”), adopt the following resolutions by written consent in lieu of a meeting, pursuant to provisions of the Texas Business Corporation Act and the Company’s Articles of Incorporation:

WHEREAS, the Board of Directors (the “Board”) of the Company approved, the reincorporation of the Company from Texas to Delaware (the “Reincorporation”) at a meeting of the Board held on June 19, 2006; and

WHEREAS, the Board approved the form of Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of the Company with and into a21, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Surviving Corporation”) presented to the stockholders signatory hereto on the date hereof; and

WHEREAS, pursuant to the terms of the Merger Agreement, each outstanding share of the Company’s common stock will become one outstanding share of the Surviving Corporation’s common stock; and

WHEREAS, pursuant to the terms of the Merger Agreement, each officer and director of the Company will become an officer and director of the Surviving Corporation; and

WHEREAS, upon consummation of the merger in accordance with the Merger Agreement, the Surviving Corporation will have 200,000,000 shares of its common stock and 100,000 shares of its preferred stock authorized for issuance; and

WHEREAS, the Company is required to obtain stockholder approval of the Merger Agreement;

NOW, THEREFORE BE IT;

RESOLVED, that the Merger Agreement, in the form previously presented to the undersigned be, and hereby is, approved, and that the Company’s Board of Directors and officers are hereby authorized and directed to proceed with the Reincorporation and the consummation the transactions contemplated by the Merger Agreement, provided that if, in the judgment of the Board of Directors, it would not be in the Company’s best interests to proceed with the Reincorporation or the consummation of the transactions contemplated by the Merger Agreement, the Board of Directors may vote to not proceed with the Reincorporation or the other transaction contemplated by the Merger Agreement; and it is further

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, in the name of, and on behalf of, the Company, to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

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IN WITNESS WHEREOF:

AHAB PARTNERS, L.P.
Date: ___________________	By:	Pequod LLC, its General Partner

By:
Name: Jonathan Gallen Title: Managing Member

AHAB INTERNATIONAL, LTD.
Date: ___________________	By:	Ahab Capital Management, Inc., its Investment Advisor

By:
Name: Jonathan Gallen Title: President

STARVEST PARTNERS, L.P.
Date: ___________________	By:	StarVest Associates, LLC, its General Partner

By:
Name: Deborah A. Farrington Title: Managing Member

LCA CAPITAL PARTNERS I, INC.

Date: ___________________	By:
Name: Luke A. Allen Title: President

Date: ___________________
Luke A. Allen

Date: ___________________
Albert H. Pleus

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WHITNEY HOLDINGS, INC.

Date: ___________________	By:
Name: Albert H. Pleus Title: President

WHITNEY HOLDINGS GROUP, LLC

Date: ___________________	By:
Name: Albert H. Pleus Title: Managing Member

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Appendix B

WHEREAS, the Board of Directors of the Corporation has determined that it would be in the best interests of the Corporation to reincorporate from the State of Texas to the State of Delaware; and

WHEREAS, the officers of the Corporation have formed a wholly owned subsidiary of the Corporation, a21, Inc., a Delaware corporation (the “Subsidiary”);

NOW, THEREFORE, IT IS:

RESOLVED, that the Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”), providing for the merger of the Corporation with and into the Subsidiary, with the Subsidiary being the “Surviving Corporation” is hereby adopted and approved in all respects; and it is further

RESOLVED, that the Merger Agreement, together with such other terms, provisions, covenants, warranties and conditions as are normal and customary for a transaction of this type and as deemed necessary or appropriate by the proper officers of the Corporation with the advice of counsel, such determination to be conclusively evidenced by the execution and delivery thereof, is hereby adopted and approved in all respects and that the Corporation’s officers are hereby authorized and directed to enter into the Merger Agreement in the name of and on behalf of the Corporation; and it is further

RESOLVED, that the officers of the Corporation are hereby authorized and directed to present the Merger Agreement to the stockholders of the Corporation for their consent and approval, and that the officers of the Corporation are hereby authorized and directed to inform the stockholders of the Corporation that the Board of Directors of the Corporation recommends approval of the Merger Agreement and the transactions contemplated thereby; and it is further

RESOLVED, that, subject to the approval of the Corporation’s stockholders, the officers of the Corporation are hereby authorized and directed to consummate the transactions contemplated by the Merger Agreement as soon as practicable after the date that the Corporation’s stockholders approve the Merger Agreement and the transactions contemplated thereby; and it is further

RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents or communications (including information statements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of the foregoing resolutions; and it is further

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RESOLVED, that all actions previously taken by the officers of the Corporation in accordance with the resolutions contained in this Unanimous Written Consent are hereby ratified, approved and confirmed in all respects.

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Appendix C

CERTIFICATE OF INCORPORATION

OF

A21, INC.

THE UNDERSIGNED, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as follows:

FIRST: The name of the corporation is a21, Inc. (hereinafter called the "Corporation").

SECOND: The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, in the State of Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,100,000, of which 200,000,000 shares shall be Common Stock of the par value of $.001 per share, and 100,000 shares shall be Preferred Stock of the par value of $.001 per share.

(A)  Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B)  Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the incorporator is: Sarah-Nicole Pinheiro, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

SIXTH: The personal liability of Directors of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware.

SEVENTH: Indemnification.

(A)  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

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(B)  The Corporation, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: The Corporation’s Board of Directors shall have the power to adopt, amend or repeal the Corporation’s By-Laws by a majority vote at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting, or by written consent as provided by Section 141(f) of the General Corporation Law of the State of Delaware.

The Corporation’s By-Laws may be adopted, amended or repealed by the Corporation’s stockholders if two-thirds of all stockholders entitled to vote on the adoption, amendment or repeal of the By-Laws vote in favor of such adoptions, amendment or repeal.

NINTH: The election of Directors need not be by written ballot.

TENTH: The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

ELEVENTH: In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this Certificate of Incorporation this 23rd day of June 2006.

/s/ Sarah-Nicole Pinheiro
Sarah-Nicole Pinheiro, Incorporator

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BY-LAWS

OF

A21, INC.

ARTICLE I
OFFICES

SECTION 1. Principal Office. The registered office of the corporation shall be located in such place as may be provided from time to time in the Certificate of Incorporation.

SECTION 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the stockholders of the corporation shall be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the board of directors and as shall be designated in the notice of said meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may be called by resolution of the board of directors, or by the Chairman or the Chief Executive Officer.

SECTION 3. Notice and Purpose of Meetings. Written or printed notice of the meeting stating the place, date and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

SECTION 4. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5. Voting Process. If a quorum is present or represented, the affirmative vote of a majority of the shares of stock present or represented at the meeting, by ballot, proxy or electronic ballot, shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law, by the Certificate of Incorporation or by these by-laws. Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person, by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxyholder. The term, validity and enforceability of any proxy shall be determined in accordance with the General corporation Law of the State of Delaware.

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SECTION 6. Written Consent of Stockholders Without a Meeting. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a written consent or electronic transmission, setting forth the action so taken, shall be signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting called for such purpose.

ARTICLE III
DIRECTORS

SECTION 1. Powers. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. The board of directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-Laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the corporation.

SECTION 2. Number, Qualifications, Term. The board of directors shall consist of one or more members. The number of directors shall be fixed initially by the Incorporator and may thereafter be changed from time to time by resolution of the board of directors or of the stockholders. Directors need not be residents of the State of Delaware nor stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

SECTION 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.

SECTION 4. Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

SECTION 5. First Meeting. The first meeting of each newly elected board of directors shall be held immediately following and at the place of the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

SECTION 6. Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

SECTION 7. Special Meetings. Special meetings of the board of directors may be called by the Chairman or the Chief Executive Officer or by the number of directors who then legally constitute a quorum. Notice of each special meeting shall, if mailed, be addressed to each director at least two but not more than twenty days prior to the date on which the meeting is to be held.

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SECTION 8. Notice; Waiver. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9. Quorum. One-half of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 10. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. In addition, meetings of the board may be held by means of conference telephone or voice communication as permitted by the General corporation Law of the State of Delaware.

SECTION 11. Action. Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws, if a quorum is present, the affirmative vote of a majority of the members of the board of directors will be required for any action.

SECTION 12. Removal of Directors. Subject to any provisions of applicable law, any or all of the directors may be removed (a) for cause, by action of stockholders or by action of the remaining members of the board, and (b) without cause, by vote of the stockholders.

ARTICLE IV
COMMITTEES

SECTION 1. Executive Committee. The board may, by resolution adopted by a majority of the whole board, designate one or more of its members to constitute members or alternate members of an Executive Committee.

SECTION 2. Powers and Authority of Executive Committee. The Executive Committee shall have and may exercise, between meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the Company, including, the right to authorize the purchase of stock, except that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation or authorizing the declaration of a dividend.

SECTION 3. Other Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board of directors as shall be specified in the resolution of the board of directors designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meeting, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

SECTION 4. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the board of directors shall be called at the request of any member thereof. So far as applicable, the provisions of Article III of these By-laws relating to notice, quorum and voting requirements applicable to meetings of the board of directors shall govern meetings of the Executive Committee or any other committee of the board of directors. The Executive Committee and each other committee of the board of directors shall keep written minutes of its proceedings and circulate summaries of such written minutes to the board of directors before or at the next meeting of the board of directors.

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ARTICLE V
OFFICERS

SECTION 1. Number. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer and a Secretary, none of whom need be a member of the board. The board of directors may also choose a Chairman from among the directors, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents, Assistant Secretaries, Treasurers and Assistant Treasurers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. More than two offices may be held by the same person.

SECTION 2. Compensation. The salaries or other compensation of all officers of the corporation shall be fixed by the board of directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

SECTION 3. Term; Removal; Vacancy. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 4. Chairman. The Chairman shall, if one be elected, preside at all meetings of the board of directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive of the corporation, shall preside at all meetings of the stockholders and the board of directors in the absence of the Chairman, shall have general supervision over the business of the corporation and shall see that all directions and resolutions of the board of directors are carried into effect.

SECTION 6. President. The President, if there shall be one, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, be the Chief Executive Officer of the corporation and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 7. Executive Vice Presidents; Vice Presidents. The Executive Vice Presidents shall, in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If there shall be more than one Executive Vice President, the Executive Vice Presidents shall perform such duties and exercise such powers in the absence or disability of the Chief Executive Officer and the President, in the order determined by the board of directors. The Vice Presidents shall, in the absence or disability of the Chief Executive Officer, the President and of the Executive Vice Presidents, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If there shall be more than one Vice President, the Vice Presidents shall perform such duties and exercise such powers in the absence or disability of the Chief Executive Officer, the President and the Executive Vice President, in the order determined by the board of directors.

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SECTION 8. Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 9. Assistant Secretary. The Assistant Secretary, if there shall be one, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such powers as the board of directors may from time to time prescribe.

SECTION 10. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Chairman, the Chief Executive Officer and the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

SECTION 11. Treasurer. The Treasurer, if there shall be one, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 12. Assistant Treasurer. The Assistant Treasurer, if there shall be one, or, if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI
CAPITAL STOCK

SECTION 1. Form. The shares of the capital stock of the corporation shall be represented by certificates in such form as shall be approved by the board of directors and shall be signed by the Chairman, the President, an Executive Vice President or a Vice President, and by the Treasurer or an assistant treasurer or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

SECTION 2. Lost and Destroyed Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

SECTION 3. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

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ARTICLE VII
INDEMNIFICATION

SECTION 1. (a) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason-able cause to believe his conduct was unlawful. The termi-nation of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circum-stances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys' fees) actually and reason-ably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorney’s fees) incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorney’s fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

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(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnifica-tion or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h) For the purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the board of directors, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs executors and administrators of such a person.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 1. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 2. Fiscal Year. The fiscal year of the corporation shall be determined, and may be changed, by resolution of the board of directors.

SECTION 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE IX
AMENDMENTS

SECTION 1. These by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of the holders of two-thirds of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by a resolution adopted by the board of directors at any regular or special meeting of the board. The stockholders shall have authority to change or repeal any by-laws adopted by the directors.

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Appendix D

AGREEMENT AND PLAN OF MERGER
A21, INC. (TEXAS) AND
A21, INC. (DELAWARE)

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of June ___, 2006, is made and entered into by and between a21, Inc., a Texas corporation (“a21-Texas”), and a21, Inc., a Delaware corporation (“a21-Delaware”), which corporations are sometimes referred to herein as the “Constituent Corporations.”

WITNESSETH

WHEREAS, a21-Texas is a corporation organized and existing under the laws of the State of Texas; and

WHEREAS, a21-Delaware is a wholly-owned subsidiary corporation of
a21-Texas; and

WHEREAS, the respective Boards of Directors of a21-Texas and a21-Delaware have determined that it is desirable to merge a21-Texas with and into a21-Delaware (the
“Merger”); and

WHEREAS, the parties intend by this Agreement to effect a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that a21-Texas shall be merged with and into a21-Delaware upon the terms and conditions set forth below.

ARTICLE I

MERGER

On the effective date of the Merger (the “Effective Date”) as provided herein, a21-Texas shall be merged with and into a21-Delaware, the separate existence of a21-Texas shall cease and a21-Delaware (hereinafter sometimes referred to as the “Surviving Corporation”) shall continue to exist under the name of a21, Inc. by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE II

CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

The name of the Surviving Corporation shall be “a21, Inc.” The Certificate of Incorporation of the Surviving Corporation as in effect on the date hereof shall be the Certificate of Incorporation of a21-Delaware (the “Delaware Charter”) without change unless and until amended in accordance with applicable law.

ARTICLE III

BYLAWS OF THE SURVIVING CORPORATION

The Bylaws of the Surviving Corporation as in effect on the date hereof shall be the Bylaws of a21-Delaware (the “Delaware Bylaws”) without change unless and until amended in accordance with applicable law.

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ARTICLE IV

EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

4.1. On the Effective Date, each outstanding share of common stock of a21-Texas, par value $0.001 per share (the “Common Stock”), shall be converted into one share of a21-Delaware common stock, par value $0.001 per share (the “Delaware Common Stock”), and each outstanding share of Delaware Common Stock held by a21-Texas shall be retired and canceled. The shares of Delaware Common Stock shall be identical to the shares of Common Stock in all other aspects.

4.2. On the Effective Date, each share of Common Stock held in a21-Texas’ treasury shall be converted into one treasury share of a21-Delaware Common Stock.

4.3. All options and rights to acquire the Common Stock under all outstanding options, warrants or rights outstanding on the Effective Date will automatically be converted into equivalent options and other rights to purchase the same number of shares of Delaware Common Stock.

4.4. After the Effective Date, certificates representing shares of the Common Stock will represent shares of Delaware Common Stock and upon surrender of the same to the transfer agent for a21-Delaware, the holder thereof shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Delaware Common Stock into which such shares of Common Stock shall have been converted pursuant to Article 4.1 of this Agreement.

ARTICLE V

CORPORATE EXISTENCE, POWERS AND LIABILITIES
OF THE SURVIVING CORPORATION

5.1. On the Effective Date, the separate existence of a21-Texas shall cease. a21-Texas shall be merged with and into a21-Delaware, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, a21-Delaware shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; all singular rights, privileges, powers and franchises of a21-Texas and a21-Delaware, and all property, real, personal and mixed and all debts due to each of them on whatever account, shall be vested in a21-Delaware; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of a21-Delaware, the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in a21-Texas and a21-Delaware, or either of them, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon the property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of a21-Texas, shall thenceforth attach to a21-Delaware, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

5.2. a21-Texas agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of a21-Texas and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI

OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

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6.1. Upon the Effective Date, the officers and directors of a21-Texas shall become the officers and directors of a21-Delaware, and such persons shall hold office in accordance with the charter documents of the Surviving Corporation until their respective successors shall have been appointed or elected, and, in case of directors, in the respective classes to which such directors are assigned.

6.2. If upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may be filled in the manner provided by the charter documents of the Surviving Corporation.

ARTICLE VII

APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE,
CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

7.1. Soon after the approval of this Agreement by the requisite number of shareholders of a21-Texas, the respective Boards of Directors of a21-Texas and a21-Delaware will cause their duly authorized officers to make and execute Articles of Merger and a Certificate of Merger or other applicable certificates or documentation effecting this Agreement and shall cause the same to be filed with the Secretaries of State of the States of Texas and Delaware, respectively, in accordance with the Texas Business Corporation Act (the “TBCA”) and the Delaware General Corporation Law (the “DGCL”). The Effective Date shall be the date on which the Merger becomes effective under the TBCA or the date on which the Merger becomes effective under the DGCL, whichever occurs later.

7.2. The Boards of Directors of a21-Texas and a21-Delaware may amend this Agreement and the Delaware Charter at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of a21-Texas may not (i) change the assessment or type of shares to be received in exchange for or on conversion of the shares of the Common Stock; or (ii) change any term of the terms and conditions of this Agreement if such change would adversely affect the holders of the Common Stock.

ARTICLE VIII

TERMINATION OF MERGER

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of a21-Texas and a21-Delaware.

ARTICLE IX

MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent the laws of the State of Delaware are required to be applied.

9.2. Agreement. An executed copy of this Agreement will be on file at the principal place of business of the Surviving Corporation at 7660 Centurion Parkway, Jacksonville, Florida 32256, and, upon request and without cost, a copy thereof will be furnished to any shareholder.

9.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

A21, INC., a Texas corporation

By:
Name: Title:

A21, INC., a Delaware corporation

By:
Name: Title:

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Appendix E

COMPARISON OF RIGHTS OF STOCKHOLDERS

Some of the material differences between the Texas and Delaware corporation laws (the "TBCA" and the "DGCL," respectively), as well as material differences between the Articles of Incorporation and Bylaws of a21, Inc.-Texas (“a21-Texas”) and the Certificate of Incorporation and Bylaws of a21, Inc.-Delaware (“a21-Delaware”), are described below. The following description is a summary only and does not purport to be a complete description of all differences.

In addition, please note that the TBCA will expire on January 1, 2010, and will be replaced by the Texas Business Organizations Code, which took effect January 1, 2006. All new corporations incorporated in Texas after January 1, 2006 will be incorporated under the Business Organizations Code, but corporations existing as of December 31, 2005 may continue to operate under the TBCA until January 1, 2010. The below discussion is based on the TBCA since a21-Texas was incorporated prior to January 1, 2006.

AUTHORIZED CAPITALIZATION

A21-TEXAS

The total number of shares of all classes of capital stock that a21-Texas is authorized to issue is 100,100,000 of which (a) 100,000,000 shares is designated Common Stock, par value $0.001 per share, and (b) 100,000 shares is designated Preferred Stock, par value $0.001 per share.

Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed therein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of a21-Texas.

A21-DELAWARE

The total number of shares of all classes of capital stock that a21-Delaware is authorized to issue is 200,100,000, of which 200,000,000 shares shall be Common Stock of the par value of $.001 per share, and 100,000 shares shall be Preferred Stock of the par value of $.001 per share.

The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the DGCL

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VOTE REQUIRED FOR MERGERS AND SIMILAR FUNDAMENTAL CORPORATE TRANSACTIONS

A21-TEXAS

Pursuant to the TBCA, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote, including, if required, by separate class, is required for a merger, consolidation, share exchange or dissolution. A company’s articles of incorporation may, however, provide that such actions of the shareholders shall be by the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by the TBCA. The articles of incorporation of a21-Texas includes a provision which requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

A21-DELAWARE

Pursuant to the DGCL, the affirmative vote of the holders of a majority of the shares entitled to vote, including, if required, by separate class, is required for a merger, consolidation or dissolution. The DGCL does not contain any share exchange provision.

APPLICABLE STATE TAKEOVER LAWS

A21-TEXAS

The TBCA generally prohibits significant business transactions, including mergers, with a holder of 20% or more of a public corporation's stock for a period of three years after such holder exceeds such ownership level, unless:

-	the board approves either the transaction in question or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder's share acquisition date; or

-
the transaction is approved by the holders of at least two-thirds of the corporation’s shares entitled to vote thereon, excluding the shares held by the shareholder in question, at a meeting of shareholders not less than six months after the affiliated shareholder’s share acquisition date.

A21-DELAWARE

The DGCL generally prohibits significant business transactions, including mergers, with a holder of 15% or more of a public corporation's stock for a period of three years after such holder exceeds such ownership level, unless:

-
the board approves either the transaction in question or the acquisition of shares by the interested stockholder prior to the time the stockholder becomes an interested stockholder based on its direct or indirect ownership of 15% of the corporation’s stock; or

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-	when the interest stockholder exceeds the 15% threshold, it acquires at least 85% of the outstanding shares not held by certain affiliates, such as pursuant to a tender offer; or

-
the transaction is approved by the board of directors and the holders of at least two-thirds of the corporation’s shares entitled to vote thereon, excluding the shares held by the interested stockholder, at a meeting of stockholders. The DGCL does not require that this vote occur within six month’s of the interested stockholder’s share acquisition date.

VOTE REQUIRED FOR SALE OF ALL OR SUBSTANTIALLY ALL OF THE CORPORATE ASSETS

A21-TEXAS

The TBCA generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote, including, if required, by separate class, if the transaction is not in the “usual and regular course of business.” A company’s articles of incorporation, however, may provide that the such actions of the shareholders shall be the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by the TBCA. The articles of incorporation of a21-Texas includes a provision which requires affirmative vote of the holders of a majority of the outstanding shares entitled to vote for a sale of all or substantially all the assets of a corporation to be approved.

Under the TBCA, a transaction is deemed to be in the "usual and regular course of business" if the corporation continues to engage in one or more businesses after the transaction or applies a portion of the sale proceeds to the conduct of its business.

A21-DELAWARE

The DGCL requires approval by the holders of a majority of the corporation’s outstanding stock for such transactions.

APPRAISAL RIGHTS

A21-TEXAS

Shareholders of a Texas corporation generally have dissenter's rights in connection with significant business transactions requiring shareholder approval, including mergers. However, a shareholder of a Texas corporation has no appraisal rights with respect to any plan of merger pursuant to which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange, if:

-	the shares held by the shareholder are part of a class of shares listed on a national securities exchange, listed on the Nasdaq National Market or held of record by not less than 2,000 holders,

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-
the shareholder is not required to accept for his shares any consideration that is different than the consideration to be received by other holders of the same class or series of shares held by such shareholder, and

-	the shareholder is not required to accept any consideration other than shares of a corporation which satisfy the requirements of the first bullet point above and cash in lieu of fractional shares.

A21-DELAWARE

Stockholders of a Delaware corporation generally have no appraisal rights in the event of a merger or consolidation of a corporation if the stock of the Delaware corporation is listed on a national securities exchange or the Nasdaq National Market, or such stock is held of record by more than 2,000 shareholders, or in the case of a merger for which stockholder approval is not required by statute, in each case, unless they are required to accept for their stock anything other than:

-
shares of stock of the surviving corporation (or depositary receipts in respect thereof), or shares of stock or depositary receipts of any other corporation whose shares or depository receipts will satisfy the listing or ownership requirements described above, and

- cash in lieu of fractional shares.

CHARTER AMENDMENTS

A21-TEXAS

In accordance with the TBCA, charter amendments generally require board approval and the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote and, in some circumstances, a similar vote of each affected class of shares. A company’s articles of incorporation, however, may provide that the such actions of the shareholders shall be the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by the TBCA. The articles of incorporation of a21-Texas includes a provision which requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

A21-DELAWARE

The DGCL generally requires board approval and the affirmative vote of the holders of a majority of the outstanding stock entitled to vote and, in some circumstances, a similar vote of each affected class of stock.

AMENDMENTS TO BYLAWS

A21-TEXAS

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The TBCA provides that a corporation's board of directors and shareholders may amend the corporation's bylaws, unless otherwise provided in the corporation's articles of incorporation or bylaws. The bylaws of a21-Texas provide that the power to amend or repeal bylaws or to adopt new bylaws is vested in the board of directors, but is subject to the right of the shareholders to amend or repeal bylaws or to adopt new bylaws.

A21-DELAWARE

The DGCL provides that stockholders have the power to amend a corporation’s by-laws, unless a corporation confers this power to its directors. a21-Delaware’s by-laws provide that bylaw amendments may be made by the board of directors without the consent or vote of the stockholders or by the stockholders with the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote.

ACTION WITHOUT A MEETING

A21-TEXAS

Under the TBCA and the a21-Texas charter, any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting but only if a written consent signed by the holders of such number of shares as would be required to approve the proposal if the holders of all the shares entitled to vote on such matter were present at a meeting of the stockholders is presented to the corporation.

A21-DELAWARE

Under the DGCL any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting but only if a written consent signed by the holders of such number of shares as would be required to approve the proposal if the holders of all the shares entitled to vote on such matter were present at a meeting of the stockholders is presented to the corporation.

ABILITY TO CALL SPECIAL MEETINGS

A21-TEXAS

Consistent with the TBCA, the bylaws of a21-Texas permit the holders of at least ten percent of shares entitled to vote to call a special meeting of shareholders.

A21-DELAWARE

As permitted by the DGCL, a21-Delaware’s charter and bylaws do not authorize stockholders to call special meetings.

CLASS VOTING

A21-TEXAS

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Under the TBCA, class voting is required in connection with certain amendments of a corporation’s charter, a merger or consolidation requiring shareholder approval (if the plan of merger or consolidation contains any provision which, if contained in a charter amendment, would require class voting) and certain sales of all or substantially all of the corporation’s assets.

A21-DELAWARE

Under the DGCL, class voting is not required in connection with such matters, except in the case of a charter amendment which increases or decreases the authorized shares or par value of the share of a class or adversely affects a class of shares.

REMOVAL OF DIRECTORS

A21-TEXAS

As permitted by the TBCA, the bylaws of a21-Texas provide that directors may be removed with or without cause by the vote of a majority of the shares entitled to vote thereon.

A21-DELAWARE

Under the DGCL, a majority of stockholders may remove a director with or without cause except: (i) if the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), in which case a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise; and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

INSPECTION OF BOOKS AND RECORDS

A21-TEXAS

The TBCA provides that a person who has been a stockholder for six months immediately preceding his demand, or is the holder of at least 5% of all the outstanding shares of the corporation may inspect a corporation’s books and records for proper purposes.

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A21-DELAWARE

The DGCL provides that any stockholder may examine the list of stockholders of a corporation and, upon written demand, may inspect any other corporate books and records for proper purposes.

INDEMNIFICATION

A21-TEXAS

Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, by articles of incorporation or bylaw provision, resolution of the shareholders or directors, agreement, or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceedings. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.

As permitted by the TBCA, a21-Texas has agreed to limit the liability of its directors and indemnify its directors and officers, in each case, to the fullest extent permitted by Texas law.

A21-DELAWARE

Delaware law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to the best interests of the corporation, and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive of any other indemnification rights which may be granted by a corporation to its directors, officers, employees or agents.

As permitted by the DGCL, a21-Delaware has agreed to limit the liability of its directors and indemnify its directors and officers, in each case, to the fullest extent permitted by Delaware law.

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Appendix F

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

(3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1) the shares, or depository receipts in respect of the shares, held by the shareholder are part of a class or series, shares, or depository receipts in respect of the shares, of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a) listed on a national securities exchange;

(b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c) held of record by not less than 2,000 holders;

(2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

(a) shares, or depository receipts in respect of the shares, of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares, or depository receipts in respect of the shares, of which are:

(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

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(iii) held of record by not less than 2,000 holders;

(b) cash in lieu of fractional shares otherwise entitled to be received; or

(c) any combination of the securities and cash described in
Subdivisions (a) and (b) of this subsection.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

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(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which

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the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

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